EXHIBIT 99.1

FOR IMMEDIATE RELEASE

1401 Highway 62/65 North	FOR FURTHER INFORMATION CONTACT:
P. O. Box 550	Larry J. Brandt/CEO
Harrison, AR 72602	Tommy Richardson/COO
Sherri Billings/CFO
870.741.7641

FIRST FEDERAL BANCSHARES OF ARKANSAS, INC.

ANNOUNCES A QUARTERLY CASH DIVIDEND

Harrison, Arkansas — May 28, 2009 - (NASDAQ GM:FFBH) First Federal Bancshares of Arkansas, Inc. (the “Corporation”), a unitary savings and loan holding company for First Federal Bank (the “Bank”) announced today that its Board of Directors declared a $0.01 (one cent) cash dividend on the common stock of the Corporation payable on June 23, 2009 to the stockholders of record at the close of business on June 8, 2009. This will be the Corporation’s 50th consecutive cash dividend.

First Federal is a community bank serving consumers and businesses in Northcentral and Northwest Arkansas with a full range of checking, savings, investment, and loan products and services. The Bank, founded in 1934, conducts business from 20 full-service branch locations, one stand-alone loan production office, and 31 ATMs. For more information, visit us on the web at www.ffbh.com.